                                                                    EXHIBIT 99.2

                     IN THE UNITED STATES BANKRUPTCY COURT
                         FOR THE DISTRICT OF DELAWARE


IN RE:                                        )   Chapter 11
                                              )
ZANY BRAINY, INC., et al.,                    )   Case No. 01-1749 (SLR)
                   -- ---
                                              )
     Debtors.                                 )   Jointly Administered
                                              )
                                              )
                                              )

           THE JOINT CONSOLIDATED LIQUIDATING PLAN OF REORGANIZATION
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                               Table of Contents

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ARTICLE I       DEFINITIONS......................................................   1
     1.1.    "Administrative Claim"..............................................   1
     1.2.    "Allowed Claim".....................................................   2
     1.3.    "Assets"............................................................   2
     1.4.    "Available Cash"....................................................   2
     1.5.    "Avoidance Actions".................................................   2
     1.6.    "Bankruptcy Code"...................................................   2
     1.7.    "Bankruptcy Court"..................................................   2
     1.8.    "Bankruptcy Rules"..................................................   2
     1.9.    "Bar Date"..........................................................   2
     1.10.   "Business Day"......................................................   2
     1.11.   "Cash"..............................................................   3
     1.12.   "Causes of Action"..................................................   3
     1.13.   "Chapter 11 Cases"..................................................   3
     1.14.   "Claim".............................................................   3
     1.15.   "Claimant"..........................................................   3
     1.16.   "Class".............................................................   3
     1.17.   "Committee".........................................................   3
     1.18.   "Confirmation"......................................................   3
     1.19.   "Confirmation Date".................................................   3
     1.20.   "Confirmation Order"................................................   3
     1.21.   "Convenience Claim".................................................   3
     1.22.   "Debtors"...........................................................   3
     1.23.   "DIP Lender"........................................................   3
     1.24.   "Disallowed Claim"..................................................   4
     1.25.   "Disbursing Agent"..................................................   4
     1.26.   "Disputed Claim"....................................................   4
     1.27.   "Effective Date"....................................................   4
     1.28.   "Employee Retention Bonuses"........................................   4
     1.29.   "Entity"............................................................   4
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                                       i
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     1.30.   "Excluded Cash".....................................................   4
     1.31.   "Final Order".......................................................   4
     1.32.   "Final Payment Date"................................................   5
     1.33.   "Initial Payment Date"..............................................   5
     1.34.   "Interest"..........................................................   5
     1.35.   "Interest Holder"...................................................   5
     1.36.   "Order".............................................................   5
     1.37.   "Person"............................................................   5
     1.38.   "Persons Entitled to Notice"........................................   5
     1.39.   "Petition Date".....................................................   5
     1.40.   "Plan"..............................................................   5
     1.41.   "PNC Stipulation"...................................................   5
     1.42.   "Post-Confirmation Reserve Fund"....................................   5
     1.43.   "Priority Claim"....................................................   6
     1.44.   "Priority Claims Reserve Fund"......................................   6
     1.45.   "Proceeds"..........................................................   6
     1.46.   "Professional Fee Order"............................................   6
     1.47.   "Professional Person"...............................................   6
     1.48.   "Pro Rata"..........................................................   6
     1.49.   "Reserve Funds".....................................................   6
     1.50.   "Right Start".......................................................   6
     1.51.   "Right Start Asset Purchase Agreement"..............................   6
     1.52.   "Right Start Common Stock"..........................................   6
     1.53.   "Right Start Contracts and Leases"..................................   7
     1.54.   "Right Start Transaction"...........................................   7
     1.55.   "Secured Claims"....................................................   7
     1.56.   "Subsequent Payment Date"...........................................   7
     1.57.   "Tax Claim".........................................................   7
     1.58.   "Unclassified Claims"...............................................   7
     1.59.   "Unclassified Claims Reserve Fund"..................................   7
     1.60.   "Unsecured Claims"..................................................   7
     1.61.   "Unsecured Claims Reserve Fund".....................................   7
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                                       ii
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     1.62.   "Zany Brainy Common Stock"..........................................   7
ARTICLE II      CLASSIFICATION OF CLAIMS AND INTERESTS...........................   8
     2.1     "Allowed Claims"....................................................   8
ARTICLE III.    IDENTIFICATION OF CLASSES OF CLAIMS AFFECTED
                (IMPAIRED) BY THE PLAN...........................................   8
     3.1.    "Classes of Claims Not Impaired By the Plan"........................   8
     3.2.    "Classes of Claims Impaired By the Plan"............................   8
     3.3.    "Classes of Interests Impaired by the Plan".........................   8
     3.4.    "Disputes on Impairment"............................................   8
ARTICLE IV      PROVISIONS FOR TREATMENT OF CLAIMS NOT IMPAIRED
                UNDER THE PLAN...................................................   9
     4.1.    "Unclassified Claims"...............................................   9
     4.2.    "Priority Claims (Class 1)".........................................   9
     4.3.    "Secured Claims (Class 2)"..........................................  10
     4.4.    "Convenience Claims (Class 3)"......................................  10
ARTICLE V       PROVISIONS FOR TREATMENT OF CLAIMS AND INTERESTS
                IMPAIRED UNDER THE PLAN..........................................  10
     5.1.    "Unsecured Claims (Class 4)"........................................  10
     5.2.    "Interests (Class 5)"...............................................  11
ARTICLE VI      ACCEPTANCE OR REJECTION OF PLAN..................................  11
     6.1.    "Voting By Impaired Classes"........................................  11
ARTICLE VII    PROVISIONS CONCERNING DISTRIBUTION................................  11
     7.1.    "Payments on Business Days".........................................  11
     7.2.    "Manner of Payments Under the Plan".................................  11
     7.3.    "Fractional Cents"..................................................  11
     7.4.    "Claims Subject to Partial Disputes"................................  11
     7.5.    "Unnegotiated Checks"...............................................  12
     7.6.    "Disputed Payments or Distributions"................................  12
     7.7.    "Post-Confirmation Fees and Expenses"...............................  12
     7.8.    "Exculpation of Disbursing Agent"...................................  12
     7.9.    "De Minimus Distributions"..........................................  13
ARTICLE VIII   CERTAIN TERMINATIONS, INDEMNIFICATION AND RELEASES................  13
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     8.1.    "Certain Terminations"..............................................  13
     8.2.    "Rights if Plan Not Confirmed"......................................  13
     8.3.    "Indemnification"...................................................  13
     8.4.    "Release"...........................................................  14
ARTICLE IX     EXECUTORY CONTRACTS AND UNEXPIRED LEASES..........................  14
     9.1.    "Executory Contracts and Unexpired Leases"..........................  14
     9.2.    "Rejection Claims"..................................................  14
     9.3.    "Filing of Rejection Claims"........................................  15
ARTICLE X      MEANS FOR EXECUTION OF THE PLAN...................................  15
     10.1.   "Implementation"....................................................  15
     10.2.   "Source of Funds"...................................................  15
     10.3.   "Corporate Governance"..............................................  15
     10.4.   "Retention and Enforcement of Claims and Rights"....................  16
     10.5.   "Maintenance of Proceeds and Cash"..................................  16
     10.6.   "Actions Without Court Approval"....................................  17
     10.7.   "Effect of Confirmation Order"......................................  17
     10.8.   "Substantive Consolidation".........................................  18
ARTICLE XI     PROCEDURES FOR RESOLVING DISPUTED CLAIMS..........................  18
     11.1.   "Time Limit for Objections to Claims"...............................  18
     11.2.   "Resolution of Disputed Claims".....................................  18
     11.3.   "Payments"..........................................................  18
ARTICLE XII    RETENTION OF JURISDICTION.........................................  19
     12.1.   "Retention of Jurisdiction".........................................  19
ARTICLE XIII   CERTAIN OBLIGATIONS OF THE DEBTORS................................  21
     13.1.   "Obligations for the Period Between the Confirmation
             Date and the Effective Date"........................................  21
ARTICLE XIV   GENERAL PROVISIONS.................................................  21
     14.1.   "Modification of the Plan"..........................................  21
     14.2.   "Notices"...........................................................  21
     14.3.   "Limitation on Notice"..............................................  22
     14.4.   "Headings"..........................................................  23
     14.5.   "Severability"......................................................  23
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                                       iv
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     14.6.   "Governing Law".....................................................  23
     14.7.   "Successors and Assigns"............................................  23
     14.8.   "Binding Effect"....................................................  24
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                                       v

                                 INTRODUCTION

     Zany Brainy, Inc., Children's Products, Inc., Children's Development Inc., Noodle Kidoodle, Inc., Children's Distribution, LLC and Zany Brainy Direct LLC, debtors and debtors-in-possession under Chapter 11 of the Bankruptcy Code (collectively, the "Debtors"), and the Official Committee of Unsecured Creditors (the "Committee") hereby collectively and jointly propose the following Joint Consolidated Liquidating Plan of Reorganization (the "Plan").

     The Plan contemplates disbursement of Cash and shares of Right Start Common Stock or their proceeds stemming from the sale of all or substantially all of the Debtors' Assets to The Right Start, Inc. ("Right Start"), as well as the continued, orderly liquidation of the Debtors' remaining property and the distribution of the proceeds of the Debtors' estates to their creditors. As part of this Plan, the Debtors also intend to substantively consolidate their estates, which shall effectively consolidate and merge these Chapter 11 Cases into a single Chapter 11 case solely for the purposes of all actions associated with confirmation and consummation of the Plan. Creditors are urged to read the Disclosure Statement which accompanies this Plan for a full explanation of the Plan and its impact. The Disclosure Statement is not a substitute for the Plan.

     Except as otherwise specifically provided for herein, in the event of any inconsistency between the terms of any document and instrument prepared pursuant to the Plan or the Disclosure Statement, the terms of this Plan shall govern and shall supersede the terms of any such document, instrument or the Disclosure Statement.

                                   ARTICLE I

                                  DEFINITIONS

     For the purposes of this Plan, the following terms shall have the respective meanings as hereinafter set forth (such meanings to be equally applicable to the singular and the plural forms of the terms defined, unless the context otherwise requires). Capitalized terms used in this Plan shall at all times refer to terms defined in this Article I or as otherwise defined in the Plan itself. Unless otherwise provided in the Plan, all terms used herein shall have the meaning assigned to them under the Bankruptcy Code or Bankruptcy Rules. The rules of construction applicable to the Bankruptcy Code and the Bankruptcy Rules shall be applicable to this Plan.

     1.1.    "Administrative Claim" means any cost or expense of administration
              --------------------
of the Chapter 11 Cases which is entitled to priority in accordance with Sections 503(b) and 507(a)(1) of the Bankruptcy Code, including, without limitation:

                    (a) any actual and necessary expenses of preserving the Debtors' estates and of operating the Debtors' businesses from and after the Petition Date, including post-Confirmation Date expenses; and

                    (b) all compensation and reimbursement of costs and expenses to Professional Persons consistent with the Professional Fee Order, and to the extent allowed by the Bankruptcy Court, all fees and expenses of the Disbursing Agent, and any fees due to the Office of the United States Trustee (the "United States Trustee") assessed against the Debtors' estates under 28 U.S.C. (S)1930.

     1.2.    "Allowed Claim" means a Claim or that portion of Claim which (i)
              -------------
has been scheduled (other than Claims scheduled by the Debtors as contingent, unliquidated or disputed) or (ii) timely filed with the Bankruptcy Court by the Bar Date as to which no objection to the allowance thereof has been interposed by the expiration of the period of time fixed by the Bankruptcy Code, the Bankruptcy Rules, the Plan or an Order of the Bankruptcy Court, or (iii) as to which any objection has been determined by a Final Order of the Bankruptcy Court allowing such Claim or any portion thereof. Allowed Claims also shall include Allowed Unclassified Claims, Allowed Secured Claims, Allowed Priority Claims, Allowed Convenience Claims and Allowed Unsecured Claims.

     1.3.    "Assets" means all assets of the Debtors, of any nature whatsoever,
              ------
including claims of right and property, real and personal, tangible and intangible.

     1.4.    "Available Cash" means the aggregate of all Cash received from the
              --------------
Debtors or from the liquidation of the Assets including all Cash and proceeds of Right Start Common Stock, if any, received due to the sale of all or substantially all of the Assets to Right Start, less Excluded Cash.

     1.5.    "Avoidance Actions" means actions brought under any of the
              -----------------
provisions of Sections 541, 544-553 of the Bankruptcy Code.

     1.6.    "Bankruptcy Code" means the Bankruptcy Reform Act of 1978, as
              ---------------
amended, set forth in 11 U.S.C. Sections 101, et seq., Title 11, United States
                                              -- ---
Code.

     1.7.    "Bankruptcy Court" means the United States District Court for the
              ----------------
District of Delaware, or such other court as may from time to time have jurisdiction over the Chapter 11 Cases.

     1.8.    "Bankruptcy Rules" means the Federal Rules of Bankruptcy
              ----------------
Procedure, as heretofore or hereafter amended.

     1.9.    "Bar Date" means, with respect to Claims arising prior to May 15,
              --------
2001 (other than Administrative Claims and Priority Claims), November 23, 2001 which was the date fixed by the Bankruptcy Court as the last day for the timely filing of proofs of claim or interest. "Bar Date" means, with respect to Administrative Claims and Priority Claims (excluding (a) Claims of Professional Persons, and (b) claims for fees due to the United States Trustee), 60 days after the Effective Date by which date any petition for allowance of an Administrative Claim or Priority Claim (excluding (a) Claims of Professional Persons, and (b) Claims for fees due to the United States Trustee) must be filed with the Bankruptcy Court and served on the Disbursing Agent and counsel for the Debtors. With respect to Claims based upon the rejection of executory contracts and unexpired leases, "Bar Date" shall mean the date established by Section 9.3 of the Plan.

     1.10.   "Business Day" means Monday through Friday, but excluding any legal
              ------------
holiday as identified in Bankruptcy Rule 9006.

     1.11.   "Cash" means cash, cash equivalents and other readily marketable
              ----
securities or instruments issued by a Person, other than any of the Debtors, including, without limitation, readily marketable direct obligations of the United States of America, certificates of deposit issued by banks and commercial paper, including interest earned or accrued thereon.

     1.12.   "Causes of Action" means all causes of action of any kind held by
              ----------------
the Debtors, whether or not such causes are the subject of presently pending lawsuits, adversary proceedings, motions or appeals, including, without limitation (a) causes belonging to the Debtors as of the Petition Date, (b) causes belonging to the Debtors which arose after the Petition Date, and (c) rights belonging to the Debtors pursuant to Sections 506, 510, 544, 547, 548, 549 or 550 of the Bankruptcy Code, including, without limitation, Avoidance Actions.

     1.13.   "Chapter 11 Cases" means the jointly administered bankruptcy cases
              ----------------
of Zany Brainy Inc., et. al, Case Nos. 01-1744 through 01-1749 (SLR), currently
   ------------------------
pending in the Bankruptcy Court under Case No. 01-1744.

     1.14.   "Claim" means a claim, as defined in Section 101(5) of the
              -----
Bankruptcy Code, against any of the Debtors.

     1.15.   "Claimant"  means the holder of a Claim.
              --------

     1.16.   "Class" means a group of holders of Claims or Interests described
              -----
in Article II of the Plan.

     1.17.   "Committee" means the Official Committee of Unsecured Creditors of
              ---------
Zany Brainy, Inc. et al., as such committee is now or hereafter may be
                  ------
constituted.

     1.18.   "Confirmation"  means entry of the Confirmation Order.
              ------------

     1.19.   "Confirmation Date" means the date upon which the Bankruptcy Court
              -----------------
enters the Confirmation Order.

     1.20.   "Confirmation Order" means the order entered by the Bankruptcy
              ------------------
Court confirming the Plan in accordance with the Bankruptcy Code.

     1.21.   "Convenience Claim" means an Unsecured Claim that is (i) in an
              -----------------
amount equal to or less than $250 or (ii) in an amount greater than $250, but the amount of which is reduced by the Claim's holder to $250.

     1.22.   "Debtors" means Zany Brainy, Inc., Children's Products, Inc.,
              -------
Children's Development Inc., Noodle Kidoodle, Inc., Children's Distribution, LLC and Zany Brainy Direct LLC, as debtors and debtors-in-possession.

     1.23.   "DIP Lender" means Wells Fargo Retail Finance, LLC pursuant to the
              ----------
Loan and Security Agreement dated May 15, 2001 by and between the Debtors and Wells Fargo Retail Finance, LLC.

     1.24.   "Disallowed Claim" means any Claim or portion thereof that has been
              ----------------
disallowed by a Final Order or by written agreement of the holder thereof.

     1.25.   "Disbursing Agent" shall mean ACL Adjustments, Inc., or such of
              ----------------
their entity as shall be designated in the Confirmation Order with the responsibility for objecting to Claims, for making certain distributions of property to holders of Allowed Claims as required by the Plan, and for performing those duties set forth in Section 10.3.2 of the Plan and such other duties as the Debtors may direct. The Disbursing Agent shall have the rights and duties of a trustee. The Debtors may, in their sole discretion, require, as a condition to employment, that the Disbursing Agent serve with a bond in such amount as the Debtors deem appropriate.

     1.26.   "Disputed Claim"  means:
              --------------

             1.26.1 any Claim or portion of a Claim (other than an Allowed Claim) which is scheduled by the Debtors as disputed, contingent or unliquidated. Disputed Claims also shall include Disputed Unclassified Claims, Disputed Secured Claims, Disputed Priority Claims, Disputed Convenience Claims and Disputed Unsecured Claims; or

             1.26.2 a Claim which has been filed pursuant to Section 501(a) of the Bankruptcy Code or an Administrative Claim, in each case as to which an objection to the allowance thereof has been filed with the Bankruptcy Court within the time limitation fixed by the Bankruptcy Code, the Bankruptcy Rules, the Plan or an Order of the Bankruptcy Court, which objection has not been determined, in whole or in part, by a Final Order.

     1.27.   "Effective Date" means the date the Confirmation Order becomes a
              --------------
Final Order. The Debtors may, in their sole and absolute discretion waive the requirement that the Confirmation Order become a Final Order. If the Confirmation Order is appealed and the Bankruptcy Court or an appellate court grants a stay pending appeal, the Effective Date shall be the first Business Day after the entry of the last order removing the stay or on which the stay expires by its terms.

     1.28.   "Employee Retention Bonuses" means the bonuses to be paid to the
              --------------------------
Debtors' former employees that were hired by Right Start, as well as all employee retention obligations required to be paid or performed by Right Start as part of its purchase of all or substantially all of the Debtors' Assets.

     1.29.   "Entity"  means an entity as defined at Section 101(15) of the
              ------
Bankruptcy Code.

     1.30.   "Excluded Cash"  means such Cash as shall be necessary to fund the
              -------------
Reserve Funds, and to satisfy any liability that the Debtors' estates may have.

     1.31.   "Final Order"  means an order or judgment which has not been
              -----------
reversed, stayed, modified or amended, as to which the time to appeal or seek review, rehearing or certiorari has expired and as to which no motion or petition for review rehearing or certiorari proceeding is pending, or an order or judgment which has been appealed, has been affirmed on appeal and as to which appeal the time for further appeal has expired; provided, however, that when
                                                --------  -------
utilized in the context of an order authorizing a sale of an Asset pursuant to
Section 363 of the Bankruptcy

Code, including the sale of Assets to Right Start, nothing in this definition shall prohibit the effectiveness or enforceability of Section 363(m) of the Bankruptcy Code.

     1.32.   "Final Payment Date" means the date of the last payment to holders
              ------------------
of Allowed Claims in accordance with the provisions of the Plan.

     1.33.   "Initial Payment Date" means that date as soon as practicable after
              --------------------
the Effective Date on which distributions of a pro rata share of the Cash and/or Right Start Common Stock or the proceeds thereof can be paid to holders of Allowed Claims, as determined in the sole discretion of the Debtors.

     1.34.   "Interest" means the rights arising from the ownership of Zany
              --------
Brainy Common Stock.

     1.35.   "Interest Holder" mean the holder of an Interest.
              ---------------

     1.36.   "Order" means an order entered by the Bankruptcy Court.
              -----

     1.37.   "Person" means a person as defined in Section 101(41) of the
              ------
Bankruptcy Code.

     1.38.   "Persons Entitled to Notice" means those Persons listed in Section
              --------------------------                                -------
14.2 hereof together with those Persons who file and serve a notice of
----
appearance and demand for service of process dated subsequent to the Effective Date in accordance with Section 14.3.2 of the Plan.
                        --------------

     1.39.   "Petition Date"  means May 15, 2001, the date of the filing by the
              -------------
Debtors of the voluntary petitions pursuant to Chapter 11 of Title 11 of the United States Code.

     1.40.   "Plan" means this Joint Consolidated Liquidating Plan of
              ----
Reorganization as modified or amended from time to time as and to the extent permitted herein or by the Bankruptcy Code.

     1.41.   "PNC Stipulation" means the Stipulation by and between ZB Company,
              ---------------
Inc., Right Start, PNC Leasing, Inc., the Debtors and the Committee dated September 5, 2001 that is attached to the Disclosure Statement as Appendix F, and is incorporated herein by reference.

     1.42.   "Post-Confirmation Reserve Fund" means such amount of Cash as the
              ------------------------------
Disbursing Agent shall determine to be necessary to retain on the Effective Date, Initial Payment Date and on all Subsequent Payment Dates through the Final Payment Date, for the purpose of funding and paying the expenses incurred and to be incurred relating to the implementation and consummation of the Plan and the liquidation of the Assets (to the extent not liquidated as of the Confirmation
Date), including, but not limited to, such amounts as the Debtors shall determine to be necessary to be paid after the Effective Date to:

             1.42.1 all continuing employees of Debtors hired or retained by the Debtors pursuant to a written agreement or otherwise, whether engaged prior to or after the Confirmation Date, and amounts estimated to be paid as expenses associated with the efforts of such Persons (this shall not include employees retained by Right Start and subject to Employee Retention Bonuses); and

             1.42.2  Professional Persons.

Such Cash is to be maintained in accordance with Section 7.7 of the Plan and is
                                                 -----------
to be held until disbursed by the Disbursing Agent in an interest-bearing account in accordance with Section 345 of the Bankruptcy Code and Section 10.5
                                                                  ------------
hereof.

     1.43.   "Priority Claim" means any Allowed Claim entitled to priority under
              --------------
Section 507(a) of the Bankruptcy Code, other than an Administrative Claim.

     1.44.   "Priority Claims Reserve Fund" means Cash that is reserved from the
              ----------------------------
payments issued in accordance with the Plan with respect to any Disputed Priority Claims. Such Cash is to be maintained in accordance with the provisions of Section 4.2 of the Plan, and is to be held until disbursed by the
   -----------
Disbursing Agent in an interest-bearing account in accordance with Section 345 of the Bankruptcy Code and Section 10.5 of the Plan.
                           ------------

     1.45.   "Proceeds" means net Cash received from the sale, collection or
              --------
other disposition of any of the Assets, and any interest earned thereon including the Cash received from the sale of all or substantially all of the Assets to Right Start.

     1.46.   "Professional Fee Order" means the Administrative Order
              ----------------------
Establishing Procedures for Allowance and Payment of Interim Compensation and Reimbursement of Expenses of Professionals, entered by the Bankruptcy Court on June 15, 2001.

     1.47.   "Professional Person" means a professional person retained prior to
              -------------------
the Effective Date, with Bankruptcy Court approval, by the Debtors or the Committee, or prior to or following the Effective Date, with Bankruptcy Court approval, by the Debtors or Disbursing Agent.

     1.48.   "Pro Rata" means, with respect to an amount of Cash to be paid or
              --------
distributed on a particular date to a holder of an Allowed Claim, that such payment or distribution shall be made in accordance with the ratio, as of such date, of the amount such Allowed Claim is to the aggregate of the amounts of Claims in the Class to which such Allowed Claim belongs (after reserving for, in each such calculation, the full amount of Disputed Claims in such Class which have been asserted or are otherwise pending and which have not yet been allowed or otherwise disposed of).

     1.49.   "Reserve Funds" means the Unclassified Claims Reserve Fund,
              -------------
Priority Claims Reserve Fund, Unsecured Claims Reserve Fund, and the Post-Confirmation Reserve Fund.

     1.50.   "Right Start" means The Right Start, Inc.
              -----------

     1.51.   "Right Start Asset Purchase Agreement" means that certain Asset
              ------------------------------------
Purchase Agreement by and among ZB Company, Inc. a wholly owned subsidiary of Right Start, Right Start and the Debtors dated August 31, 2001.

     1.52.   "Right Start Common Stock"  means the 1.1 million shares of common
              ------------------------
stock of Right Start paid as part of the consideration for Right Start's purchase of all or substantially all of the Debtors' Assets.

     1.53.   "Right Start Contracts and Leases" means "Contracts and Leases" as
              --------------------------------
more particularly described in Exhibits A and B to the Right Start Asset Purchase Agreement.

     1.54.   "Right Start Transaction" means the sale of all or substantially
              -----------------------
all of the Debtors' Assets and assumption of certain liabilities pursuant to the Right Start Asset Purchase Agreement which was approved by the Bankruptcy Court on August 16, 2001.

     1.55.   "Secured Claims" means Claims, if any, which are secured by a lien
              --------------
or encumbrance on property of the Debtors, to the extent of the value of the interest of the holder of such Claim in such property as determined by the Bankruptcy Court pursuant to Section 506(a) of the Bankruptcy Code, or by agreement between the Debtors and the holder of the Secured Claim. Secured Claims shall not include any claims of the DIP Lender all of which have been satisfied in full and as to which the Debtors have been released. The DIP Lender shall have no further Claims against the Debtors' estates.

     1.56.   "Subsequent Payment Date" means any date after the Initial Payment
              -----------------------
Date (i) that is set by the Disbursing Agent under the direction of the Debtors, or is otherwise ordered by the Bankruptcy Court, and (ii) upon which the Disbursing Agent makes a distribution to any holders of Allowed Claims in accordance with Article V of the Plan.

     1.57.   "Tax Claim" means any Allowed Claim that is entitled to priority
              ---------
under Section 507(a)(8) of the Bankruptcy Code. Tax Claims do not include ad valorem Tax Claims, if those Claims under applicable state law are secured by a lien on any of the Debtors' real or personal property.

     1.58.   "Unclassified Claims" means Administrative Claims.
              -------------------

     1.59.   "Unclassified Claims Reserve Fund" means Cash in an amount equal to
              --------------------------------
the full amount of all Disputed Unclassified Claims. Such Cash is to be maintained by the Disbursing Agent in accordance with Section 4.1 of the Plan
                                                      -----------
and is to be held until disbursed by the Disbursing Agent in an interest-bearing account in accordance with Section 345 of the Bankruptcy Code and Section 10.5
                                                                  ------------
hereof.

     1.60.   "Unsecured Claims" means Claims other than Unclassified Claims,
              ----------------
Priority Claims, Secured Claims, Convenience Claims or Interests. Interest accrued after the Petition Date shall not be part of any Unsecured Claim.

     1.61.   "Unsecured Claims Reserve Fund" means Cash in an amount equal to
              -----------------------------
the Cash that would be payable hereunder to the holders of Disputed Unsecured Claims on a Pro-Rata basis if such claims were Allowed Claims. Such Cash is to be maintained in accordance with the provisions of Section 5.1 of the Plan, and
                                                   -----------
is to be held until disbursed by the Disbursing Agent in an interest-bearing account in accordance with Section 345 of the Bankruptcy Code and Section 10.5
                                                                  ------------
of the Plan.

     1.62.   "Zany Brainy Common Stock" means, as of the date of the filing of
              -----------------------
the bankruptcy petitions in these cases, the issued and outstanding shares of common stock of the Debtors, and warrants, options or contract rights to purchase shares of such common stock at any time.

                                  ARTICLE II

                    CLASSIFICATION OF CLAIMS AND INTERESTS

     2.1.    "Allowed Claims"
              --------------

     The Allowed Claims against and Interests in the Debtors are divided into the following classes:

             2.1.1  Unclassified Claims shall consist of all Administrative
     Claims.

             2.1.2 Class 1 Claims shall consist of all Priority Claims and include all Tax Claims.

             2.1.3  Class 2 Claims shall consist of all Secured Claims, if any.

             2.1.4  Class 3 Claims shall consist of all Convenience Claims.

             2.1.5  Class 4 Claims shall consist of all Unsecured Claims.

             2.1.6  Class 5 Interests shall consist of all Interests.

                                  ARTICLE III

                 IDENTIFICATION OF CLASSES OF CLAIMS AFFECTED
                            (IMPAIRED) BY THE PLAN

     3.1.    "Classes of Claims Not Impaired By the Plan"
              ------------------------------------------

     Unclassified Claims, Priority Claims (Class 1) , Secured Claims (Class 2) and Convenience Claims (Class 3) are not impaired by the Plan and are deemed to have accepted the Plan. Nothing in this Plan shall be deemed to impair the rights of Right Start under the Right Start Asset Purchase Agreement or Section 363 of the Bankruptcy Code.

     3.2.    "Classes of Claims Impaired By the Plan"
              --------------------------------------

     All Unsecured Claims (Class 4) are impaired by the Plan.

     3.3.    "Classes of Interests Impaired by the Plan"
              -----------------------------------------

     All Interests (Class 5) are impaired by the Plan, shall receive no distribution under the Plan and are deemed not to have accepted the Plan.

     3.4.    "Disputes on Impairment"
              ----------------------

     In the event of a controversy as to whether any Claimant or Class of Claimants or Interest Holders is impaired under the Plan, the Bankruptcy Court, after notice and a hearing, shall determine such controversy.

                                  ARTICLE IV

                          PROVISIONS FOR TREATMENT OF
                      CLAIMS NOT IMPAIRED UNDER THE PLAN

     4.1.    "Unclassified Claims"
              -------------------

     Each holder of an Allowed Unclassified Claim that has not theretofore been satisfied shall be paid in full on the Effective Date, or as soon as practicable thereafter, in Cash or on such other terms as may be agreed upon by the holder of such Allowed Unclassified Claim. All Allowed Unclassified Claims that become due after the earlier of the Effective Date or the Bar Date shall be paid when due. Cash in an amount equal to the aggregate dollar amount of Disputed Unclassified Claims as of the Effective Date, and Unclassified Claims which, by their terms, come due after the Effective Date, shall be set aside in the Unclassified Claims Reserve Fund. Disputed Unclassified Claims that are thereafter allowed, and Unclassified Claims which by their terms come due after the Effective Date, shall be paid in full from the Unclassified Claims Reserve Fund as and when such Claims become Allowed Claims or come due, as the case may be. Any Cash remaining in the Unclassified Claims Reserve Fund after final determination of all Administrative Claims and payment of all Allowed Unclassified Claims shall thereafter constitute Available Cash except to the extent the Disbursing Agent determines that any portion thereof is Excluded Cash. The holder of a Disputed Unclassified Claim shall have no claim to any interest on its Claim or earned on the funds in the Unclassified Claims Reserve Fund.

     4.2.    "Priority Claims (Class 1)"
              -------------------------

     Each holder of an Allowed Priority Claim that has not theretofore been satisfied shall be paid in full upon the Effective Date, or as soon as practicable thereafter, in Cash or on such other terms as may be agreed upon by such Allowed Priority Claimant. Cash in an amount equal to the aggregate amount of Priority Claims that are Disputed Priority Claims as of the Effective Date shall be set aside in the Priority Claims Reserve Fund. Disputed Priority Claims that are thereafter allowed shall be paid from the Priority Claims Reserve Fund as and when such Claims become Allowed Claims. Any Cash remaining in the Priority Claims Reserve Fund attributable to Disputed Priority Claims after final determination of all Disputed Priority Claims and payment of all Allowed Priority Claims shall thereafter constitute Available Cash except to the extent the Disbursing Agent determines that any portion thereof is Excluded Cash. The holder of a Disputed Priority Claim shall have no claim to any interest on its Claim or earned on the funds in the Priority Claims Reserve Fund. The Employee Retention Bonuses paid to the Debtors' former employees shall constitute payment in full for any and all employee claims for this Class
1. All Tax Claims shall be payable in equal Cash payments made on the last Business Day of every three-month period following the Effective Date, over a period not exceeding six (6) years after the assessment of the tax with interest from the Effective Date calculated at the rate available on ninety (90) day United States treasury securities on the Effective Date.

     4.3.    "Secured Claims (Class 2)"
              ------------------------

     On the Effective Date, or as soon as practicable thereafter, the Disbursing Agent shall, at the option of the Debtors or the Committee, satisfy each Allowed Secured Claim, if any, through one of the following means: (i) paying to the holder of the Allowed Secured Claim the full amount of such Allowed Claim in Cash; or (ii) taking such other action(s) as may be necessary to cause such Allowed Secured Claim to be "not impaired" within the meaning of Section 1124 of the Bankruptcy Code (including, to the extent required, reinstatement of the legal, contractual or equitable rights of such holder with respect to such Claim and the cure of any past defaults that may exist with respect to such rights). In that the DIP Lender's Secured Claim was satisfied in connection with the consummation of the Right Start transaction, the DIP Lender shall have no further claims against the Debtors' estates.

     4.4.    "Convenience Claims (Class 3)"
              ----------------------------

     On the Effective Date, or as soon as practicable thereafter, each holder of an Allowed Convenience Claim shall be paid on account of such Allowed Convenience Claim, the lesser of: (a) the full Allowed Claim amount or (b) $250. Holders of Allowed Claims greater than $250 may elect to reduce their Claim to $250.

                                   ARTICLE V

                      PROVISIONS FOR TREATMENT OF CLAIMS
                     AND INTERESTS IMPAIRED UNDER THE PLAN

     5.1.    "Unsecured Claims (Class 4)"
              --------------------------

     On the Initial Payment Date and on each Subsequent Payment Date thereafter, and provided that the holders of Unclassified Claims and Claims in Classes 1, 2 and 3 have been paid or otherwise satisfied (or sufficient funds have been reserved to provide for such payment or satisfaction) in accordance with the terms of Sections 4.1 - 4.4 (respectively) hereof, the Disbursing Agent shall
         ------------------
pay to each holder of an Allowed Unsecured Claim, in Cash, such holder's Pro Rata share of the Available Cash. The Available Cash from the Right Start transaction that is available to Class 4 Claim holders shall include a Pro Rata portion of $7.5 million in Cash/1/ and 1.1 million shares of Right Start
Common Stock or the proceeds from any sale of such Right Start Common Stock. On the Initial Payment Date, and on each Subsequent Payment Date thereafter, the Disbursing Agent shall deposit into the Unsecured Claims Reserve Fund the aggregate amount of Cash that would be payable on those respective dates to the holders of Disputed Unsecured Claims on a Pro Rata basis if such Claims were Allowed Claims. Disputed Unsecured Claims that become Allowed Claims shall be paid on a Pro Rata basis from the Unsecured Claims Reserve Fund as and when authorized by a Final Order or as otherwise agreed to by the parties. Any Cash remaining in the Unsecured Claims Reserve Fund after final

_____________

 1/ This amount could decrease in the event that Cash is not available to fully satisfy Administrative, Priority or Convenience Claims.

determination of all Disputed Unsecured Claims shall constitute Available Cash except to the extent the Disbursing Agent determines that any portion thereof is Excluded Cash. The holder of a Disputed Unsecured Claim shall have no claim to any interest on its Claim or earned on the funds in the Unsecured Claims Reserve Fund. The shares of Right Start Common Stock shall be issued only in whole units and shall be rounded down to the nearest whole unit.



          5.1.1  PNC Stipulation.
                 ---------------

     Pursuant to the PNC Stipulation as defined and incorporated herein, PNC shall have an Allowed Unsecured Claim in the amount of $1,800,000. All of the terms and provisions of the PNC Stipulation are incorporated as if set forth in full herein.

     5.2. "Interests (Class 5)"
           -------------------

     Holders of Interests shall receive no distributions under the Plan. The Interests shall be canceled on the Effective Date.

                                  ARTICLE VI

                        ACCEPTANCE OR REJECTION OF PLAN

     6.1. "Voting By Impaired Classes"
           --------------------------

     Only holders of Class 4 Claims will be entitled to vote to accept or reject the Plan.

                                  ARTICLE VII

                      PROVISIONS CONCERNING DISTRIBUTION

     7.1.  "Payments on Business Days"
            -------------------------

     Whenever any payment or distribution to be made under the Plan shall be due on a day other than a Business Day, such payment or distribution shall instead be made, without interest, on the next Business Day.

     7.2. "Manner of Payments Under the Plan"
           ---------------------------------

     Payments to be made by the Disbursing Agent pursuant to the Plan shall be made, at the discretion of the Disbursing Agent, in consultation with the Debtors, in Cash, by check drawn on the Debtors' bank account or by wire transfer from a domestic bank. To the extent that Class 4 Unsecured Creditors are entitled to a Pro Rata distribution of shares of Right Start Common Stock that are not otherwise liquidated, such stock certificates shall be delivered to holders of Class 4 Claims subject to the provisions of Section 5.1 of this Plan.

     7.3. "Fractional Cents"
           ----------------

     Any other provision of the Plan to the contrary notwithstanding, no payments of fractions of cents or Right Start Common Stock will be made. Whenever any payment of a fraction of a cent would otherwise be called for, the actual payment may reflect a rounding of such fraction to the nearest whole cent (up or down).

     7.4. "Claims Subject to Partial Disputes"
           ----------------------------------

     If only a portion of a Claim is the subject of an objection, the Disbursing Agent shall make distributions to the holder of such Claim on account of that portion of the Claim which is not subject to an objection and shall only treat the portion of Claim which is subject to an objection as a Disputed Claim.

     7.5. "Unnegotiated Checks"
           -------------------

     Claimants shall have sixty (60) days from the mailing date to negotiate the distribution checks, otherwise payment on such checks shall be stopped and the funds shall be returned to the Debtors for distribution by the Disbursing Agent to the other Claimants within such Claimant's Class under the Plan who have cashed their distribution checks. In such event, no further payments shall be made to such Claimant and such Claimant's Claim shall thereafter be treated as though such Claim has been disallowed.

     7.6. "Disputed Payments or Distributions"
           ----------------------------------

     In the event of any dispute between or among Claimants as to the right of any Person or Entity to receive or retain any distribution to be made to such Person or Entity under the Plan, the Disbursing Agent may, in lieu of making such distribution to such Person or Entity, make it instead into an escrow account for payment or distribution as ordered by the Bankruptcy Court or as the interested parties to such dispute may otherwise agree among themselves. Any Claimant which fails to raise such dispute by filing an appropriate request for relief with the Bankruptcy Court shall be deemed to have forever waived any right to dispute such distribution or to restrict the use of such distribution.

     7.7. "Post-Confirmation Fees and Expenses"
           -----------------------------------

     Cash in an amount equal to the aggregate of the unpaid fees and expenses requested by Professional Persons for services rendered to the Debtors or the Committee through the Effective Date, to the extent that such fees and expenses have not been determined by a Final Order as of the Effective Date, shall be maintained in the Unclassified Claims Reserve Fund. Cash in an amount equal to the anticipated additional fees and expenses for services to be rendered after the Confirmation Date to the Disbursing Agent, the Debtors, the Committee and the Liquidating Committee, as defined herein, by Professional Persons estimated through the completion date of such services, together with all anticipated expenses for consummating the liquidation of the Assets and the other transactions or obligations contemplated by the Plan (in each case as such anticipated expenses are determined by the Disbursing Agent), shall be maintained in the Post-Confirmation Reserve Fund as part of the Excluded Cash.

     Distributions in respect of Administrative Claims of Professional Persons, with respect to services rendered prior to the Effective Date, shall be in amounts determined by Final Orders. Fees for services rendered and reimbursement for expenses incurred by Professional Persons for services rendered after the Effective Date shall be paid by the Disbursing Agent from the Cash held in the Post-Confirmation Reserve Fund. Cash remaining in the Post-Confirmation Reserve Fund after payment of all fees, costs and expenses relating to the consummation of the Plan shall constitute Available Cash (except to the extent the Disbursing Agent determines that such Cash is necessary to satisfy such liability).

     7.8. "Exculpation of Disbursing Agent"
           -------------------------------

     From and after the Confirmation Date, the Disbursing Agent shall be exculpated by all Persons whether or not such Persons receive distributions under the Plan from any and all claims, causes of action and other assertions of liability arising out of the Disbursing Agent's discharge of the powers and duties conferred upon it by the Plan or any Order of the Bankruptcy Court entered pursuant to or in furtherance of the Plan, or applicable law, except solely for actions or omissions arising out of the gross negligence or willful misconduct of the Disbursing Agent. No holder of a Claim shall have or be permitted to pursue any claim or cause of action against the Disbursing Agent for making payments in accordance with the Plan or for implementing the provision of the Plan, except solely for actions or omissions arising out of the gross negligence or willful misconduct of the Disbursing Agent. The Bankruptcy Court shall have exclusive jurisdiction of any dispute related to, or arising out of, this (S)7.8.

     7.9. "De Minimus Distributions"
           ------------------------

     Notwithstanding any other provision of this Plan, no distribution of less than $25 shall be made on account of any Claim.

                                 ARTICLE VIII

              CERTAIN TERMINATIONS, INDEMNIFICATION AND RELEASES

     8.1. "Certain Terminations"
           --------------------

     On the Effective Date, all instruments evidencing indebtedness of the Debtors that are impaired by the Plan shall be deemed canceled as against the Debtors.

     8.2. "Rights if Plan Not Confirmed"
           ----------------------------

     If Confirmation of the Plan does not ultimately occur, the Plan shall be deemed null and void and, in such event, nothing contained herein shall be deemed to constitute a waiver or release of any Claims by or against the Debtors or any other Person or Entity or to prejudice in any manner the rights of the Debtors or any Person or Entity in any further proceedings involving the Debtors.

     8.3. "Indemnification"
           ---------------

          Any Person or Entity holding a Claim against or Interest in the Debtors, whether or not such Person or Entity received a distribution under the Plan, shall indemnify the Debtors, the Committee, the Liquidating Committee and the Disbursing Agent against all costs and expenses (including attorneys' fees) incurred by any of them in defending against post-confirmation Claims that are based on actions allegedly taken (or not taken) by them in their respective capacities; provided, however, that no
                                                   --------  -------
Person or Entity shall be entitled to indemnification hereunder for the costs of defending against a cause of action in which it is ultimately determined by a court of competent jurisdiction that such Person or Entity was grossly negligent or acted fraudulently in performing such Person's or Entity's duties hereunder or under any Order of the Bankruptcy Court or applicable law. Any party entitled to indemnification under this Section 8.3 shall have a lien (to the extent of
                              -----------
such party's indemnification claim) on the corpus of the Debtors' Assets pari
                                                                         ----
passu with other parties entitled to indemnification hereunder, but prior to any
-----
right of payment of any other holder of a Claim.

     8.4. "Release"
           -------

     As of the Effective Date, in consideration for, among other things, the obligations of the Debtors and Committee under the Plan, along with other contracts, instruments, releases, agreements or documents to be entered into or delivered in connection with the Plan (i) each holder of a Claim that votes in favor of the Plan and (ii) to the fullest extent permissible under applicable law, as such law may be extended or interpreted subsequent to the Effective Date, each Person or Entity that has held, holds or may hold a Claim or Interest or at any time was a creditor or stockholder of any of the Debtors and that does not vote on the Plan or votes against the Plan, in each case will be enjoined from bringing and deemed to forever release and waive all claims, obligations, suits judgments, damages, demands, debts, rights, causes of action and liabilities (other than the right to enforce the Debtors' and the Committee's obligations under the Plan and the contracts, instruments, releases, agreements and documents delivered thereunder), whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising in law, equity or otherwise, that are based in whole or in part on any act, omission, transaction or other occurrence taking place on or after the Petition Date in any way relating to any Debtor, the Chapter 11 Cases, the Committee or the Plan that such Person or Entity has, had or may have against any Debtor, the Committee and each of their respective present or former directors, officers, employees, predecessors, successors, members, attorneys, accountants, underwriters, investment bankers, financial advisors, appraisers, representatives and agents, acting in such capacity; provided, however, that no Person or Entity shall be entitled to a release
--------  -------
hereunder in which it ultimately is determined by a court of competent jurisdiction that such Person or Entity committed gross negligence or willful misconduct in performing such Person's or Entity's duties hereunder or under any Order of the Bankruptcy Court or applicable law. The Bankruptcy Court shall have exclusive jurisdiction of any dispute related to, or arising out of, this release.

                                  ARTICLE IX

                   EXECUTORY CONTRACTS AND UNEXPIRED LEASES

     9.1. "Executory Contracts and Unexpired Leases"
           ----------------------------------------

     Any and all executory contracts and unexpired leases of the Debtors that have not been assumed or rejected prior to the

Confirmation Date, shall be deemed rejected on the Confirmation Date. In the event a motion to assume and assign, or to reject an executory contract is pending and undetermined on the Confirmation Date but not yet resolved, the automatic rejection provisions of this Section 9.1 shall not apply and the
                                       -----------
determination of the status of the executory contract or lease shall be determined when a Final Order is entered on the respective motion. The Debtors, upon notice to the non-Debtor party to such executory contract or unexpired lease, may request an extension of time to elect to assume or reject any of the Debtors' executory contracts or unexpired leases to a date after the Confirmation Date.

     9.2.  "Rejection Claims"
            ----------------

     Any Person or Entity whose Claim arises or has arisen from the rejection of an executory contract or unexpired lease shall, to the extent such Claim becomes an Allowed Claim, have the rights of any Allowed Unsecured Class 4 Claimant with respect thereto.

     9.3.  "Filing of Rejection Claims"
            --------------------------

     Any Entity who has a Claim against the Debtors by virtue of the rejection of an executory contract or unexpired lease pursuant to this Article IX or a Final Order entered after the Confirmation Date, shall file a Claim with the Clerk of the Bankruptcy Court within the earlier of thirty (30) days following the Confirmation Date or the time set forth for the filing of such Claim in said Final Order.

     If such Claim is not so filed, it shall be forever barred from assertion against the Debtors or the Assets. Nothing in this Section 9.3 shall affect the
                                                    -----------
right of any party in interest to object to any Claim which has been improperly filed or not filed on a timely basis.

                                   ARTICLE X

                        MEANS FOR EXECUTION OF THE PLAN

     10.1. "Implementation"
            --------------

     The Plan is to be implemented in a manner consistent with Section 1123 of the Bankruptcy Code.

     10.2. "Source of Funds"
            ---------------

     The Plan shall be funded by the Debtors' existing and after-acquired property including the proceeds from the Right Start Transaction, the Right Start Common Stock or their proceeds, the sale or liquidation of the Debtors' remaining Assets, including litigation recoveries from Causes of Action and insurance proceeds, if any. On the Effective Date, all Assets of the Debtor shall remain in the Debtors' estate for distribution pursuant to this Plan. On the Effective Date, the Disbursing Agent shall be appointed to oversee the liquidation of the remaining Assets and distributions under the Plan, and shall retain attorneys for the Debtors to assist in performing those duties and such other Professional Persons as the Debtors deem appropriate to carry out their duties under the Plan.

     10.3. "Corporate Governance"
            --------------------

          10.3.1 Debtors' Supervision of Liquidation.
                 -----------------------------------

     After the Confirmation Date, the Debtors shall retain all of the rights, duties and obligations of the Debtors as set forth in the Bankruptcy Code and applicable law. In consultation with the Liquidating Committee established under Section 10.3.4 herein, the Debtors shall be responsible for supervising the liquidation of the remaining Assets and the consummation of the Plan. In the event that the Disbursing Agent is unable to reach agreement with the Debtors or, in the event the Debtors disagree with the Disbursing Agent, the Debtors retain all of their rights: (i) to take the actions set forth in paragraph 10.3.2 (subject to any necessary Bankruptcy Court approval); and (ii) to object to any actions taken or proposed to be taken.

          10.3.2  Disbursing Agent.
                  ----------------

     Upon the Effective Date, the Debtors, with the consent of the Committee, shall retain the Disbursing Agent to make all distributions under this Plan.
The Disbursing Agent shall report to the Debtors and shall obtain full approval for its actions as the Debtors and the Disbursing Agent determine is necessary. The Disbursing Agent shall have the rights and duties of a trustee. The Debtors shall approve, subject to necessary approval by the Bankruptcy Court and the Committee, the Disbursing Agent's performance of the following duties (subject to paragraph 10.3.1 (hereof): (1) all sales, leases, subleases or abandonments of the remaining Assets of the estate; (2) all decisions to assume or reject executory contracts or unexpired leases; (3) the settlement of all objections to Claims; (4) the decision to object to any Claims; and (5) the decision to make any distributions under the Plan. The Disbursing Agent shall not dispose of Assets in any form or fashion other than under the supervision of the Debtors. The Debtors may, in their discretion, require the Disbursing Agent to serve with a bond in an appropriate amount as a condition to such employment in such amount as the Debtors may deem appropriate.

          10.3.3  "Dissolution of the Committee"
                   ----------------------------

     Upon the Effective Date, the Committee shall be dissolved and its members shall be deemed released of all their duties, responsibilities and obligations in connection with the Chapter 11 Cases or the Plan.

          10.3.4  "Creation of Liquidating Committee"
                   ---------------------------------

     Upon the Effective Date, a liquidating committee (the "Liquidating Committee") shall be formed and constituted to assist the Debtors in the liquidation of their assets, the review, analysis and objections to Claims and the consummation of the Plan. The Liquidating Committee, consisting of three
(3) members appointed by the Committee from the current members of the Committee, shall continue in existence to the extent necessary to effectuate the provisions of the Plan or until the Final Payment Date. The members of the Liquidating Committee shall serve without compensation, except that they shall be entitled to reimbursement of reasonable expenses by the Debtors. The Professional Persons appointed to represent the Committee shall continue to represent the Liquidating Committee.

     10.4.   "Retention and Enforcement of Claims and Rights"
              ----------------------------------------------

     All Avoidance Actions and any and all Causes of Action against any Persons or Entities are expressly preserved for the benefit of holders of Allowed Claims and the proceeds of any such Avoidance Actions or Causes of Action shall be disbursed under this Plan. After consultation with the Committee or the Liquidating Committee, as the case may be, the Debtors shall have sole discretion (i) to decide whether to commence or continue any adversary proceeding or contested matter within the meaning of Bankruptcy Rule 9014 in order to pursue any Causes of Action, including Avoidance Actions and (ii) to determine whether to settle any such Causes of Action, including Avoidance Actions (subject to Bankruptcy Court approval).

     10.5.   "Maintenance of Proceeds and Cash"
              --------------------------------

     The Proceeds collected subsequent to the Confirmation Date and Cash to be maintained under this Plan (including without limitation Cash in the Reserve Funds) shall be maintained in the cash management accounts that were approved by the Bankruptcy Court on May 16, 2001, for the benefit of holders of Allowed Claims.

     10.6.   "Actions Without Court Approval"
              ------------------------------

     The Confirmation Order shall authorize the Disbursing Agent without further Bankruptcy Court approval:

                    (a) To sell any remaining Asset with an appraised value not exceeding $50,000 subject to any required consent of any secured creditor with a lien upon such Asset and the approval of the Debtors;

                    (b) To settle any Claim or Cause of Action where the Claim or Cause of Action has an asserted value of $25,000 or less subject to the approval the Debtors; and

                    (c) To pay Professional Persons for post-Confirmation Date professional fees without the necessity of filing fee applications with the Bankruptcy Court; provided that the Professional Persons shall circulate their billing statements to Persons Entitled to Notice hereunder. Any disputes regarding such bills and all final applications for post-Confirmation Date professional fees and post-Confirmation expenses shall be determined by the Bankruptcy Court.

     10.7.   "Effect of Confirmation Order"
              ----------------------------

             The Confirmation Order shall provide, among other things, that as of the Confirmation Date, all Persons or Entities that have held, currently hold, or may hold a Claim, Interest, or other debt or liability that is addressed in the Plan or otherwise arises out of or relates to these Chapter 11 Cases are permanently enjoined from taking any of the following actions on account of such Claims, Interests, debts or liabilities, other than actions brought to enforce rights or obligations under the Plan: (i) commencing or continuing in any manner any action or other proceeding against the Debtors or the Committee or their respective properties; (ii) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order against the Debtors or the Committee or their respective properties; (iii) creating, perfecting or enforcing any lien or encumbrance against the Debtors or the Committee or their respective properties; (iv) asserting a setoff, right of subrogation or recoupment of any kind against any debt, liability or obligations due to the Debtors or the Committee or their respective properties; and (v) commencing or continuing, in any manner or any place, any action that does not comply with or is inconsistent with the provisions of the Plan or the Confirmation Order.

     10.8.   "Substantive Consolidation"
              -------------------------

The Plan contemplates and is predicated upon entry of an Order that will effect the substantive consolidation of the Debtors into a single entity solely for the purposes of all actions associated with confirmation and consummation of the Plan and these Chapter 11 Cases. On the Confirmation Date or such other date as may be set by a Final Order of the Bankruptcy Court, subject to the occurrence of the Effective Date: (i) all intercompany Claims by and among the Debtors shall be eliminated; (ii) all assets and liabilities of the Debtors shall be merged or treated as though they were merged; (iii) all pre-petition cross-corporate guarantees of the Debtors shall be eliminated; (iv) any obligation of any Debtor and all guarantees thereof executed by one or more of the Debtors shall be deemed to be one obligation of the consolidated Debtors; (v) any Claims filed or to be filed in connection with any such obligation and such guarantees shall be deemed one Claim against the consolidated Debtors; and (vi) each and every Claim filed in the Chapter 11 Cases shall be deemed a single obligation of all of the Debtors under the Plan on and after the Confirmation Date. On the Confirmation Date, and in accordance with the terms of the Plan and the consolidation of the assets and liabilities of the Debtors, all Claims based upon guarantees of collection, payment or performance made by the Debtors as to the obligations of another Debtor or of any other Person shall be released and of no further force and effect; provided, however, that nothing herein shall affect the obligations of each of the Debtors under the Plan. The substantive consolidation provided for herein shall not affect any obligations to pay quarterly fees to the Office of the United States Trustee that may have come due prior to the Effective Date.

             10.8.1   "Order Granting Substantive Consolidation"
                       ----------------------------------------

     Unless substantive consolidation has been approved by a prior order of the Bankruptcy Court, this Plan shall serve as a motion seeking entry of an order substantively consolidating the Debtors. Unless an objection to substantive consolidation is made in writing by any Creditor affected by the Plan as herein provided on or before five (5) days prior to the date that is fixed by the Bankruptcy Court as the last date on which acceptances to this Plan may be received, or such other date as may be fixed by the Bankruptcy Court, an Order substantively consolidating these Chapter 11 Cases (which may be the Confirmation Order) may be entered by the Bankruptcy Court without a hearing. In the event any such objections are timely filed, a hearing with respect thereto shall be scheduled by the Bankruptcy Court, which hearing may, but need not, coincide with the hearing to consider Confirmation of the Plan.

                                  ARTICLE XI

                   PROCEDURES FOR RESOLVING DISPUTED CLAIMS

     11.1.   "Time Limit for Object To Claims"
              -------------------------------

     Objections to Claims shall be filed with the Bankruptcy Court and served upon the applicable holders of the Claims to which objections are made not later than one hundred eighty (180) days after the Confirmation Date or such later date as the Bankruptcy Court may order after notice solely to the Persons Entitled to Notice.

     11.2.   "Resolution of Disputed Claims"
              -----------------------------

     Unless otherwise ordered by the Bankruptcy Court, the Disbursing Agent or the Debtors, in consultation with the Committee or the Liquidating Committee, as the case may be, shall litigate to judgment, settle or withdraw objections to Disputed Claims in accordance with the provisions of the Plan.

     11.3.   "Payments"
              --------

     Payments and distributions to each holder of a Disputed Claim that ultimately becomes an Allowed Claim shall be made in accordance with the provision of the Plan with respect to the Class of Claimants to which the respective holder of an Allowed Claim belongs.


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                                       19

                                  ARTICLE XII

                           RETENTION OF JURISDICTION

     12.1.   "Retention of Jurisdiction"
              -------------------------

     The Bankruptcy Court shall retain jurisdiction of these Chapter 11 Cases following the Confirmation Date for the following purposes:

                    (i) to hear and determine allowance or classification of Claims and any objections thereto;

                    (ii) to determine any and all applications for compensation for professional and similar fees;

                    (iii) to determine any and all applications for the rejection or assumption of executory contracts or for the rejection or assumption and assignment, as the case may be, of unexpired leases to which any of the Debtors is a party or with respect to which any of the Debtors may be liable that have not otherwise been assigned to Right Start, and to hear and determine, and if need be to liquidate, any and all Claims arising therefrom;

                    (iv) to determine any and all applications, adversary proceedings, and contested or litigated matters properly before the Bankruptcy Court;

                    (v) to enter such orders as are required to carry out provisions of the Right Start Asset Purchase Agreement including, but not limited to, orders interpreting, enforcing and clarifying the provisions thereof.

                    (vi) to modify the Plan pursuant to Section 1127 of the Bankruptcy Code or to remedy any defect or omission or reconcile any inconsistency in the Order of the Bankruptcy Court confirming the Plan to the extent authorized by the Bankruptcy Code;

                    (vii) to hear and determine all controversies, suits and disputes, if any, as may arise in connection with the interpretation or enforcement of the Plan (including disputes pertaining to any indemnification rights asserted under Section 8.3 hereof and the release provided under Section 8.4 hereof), any actions and/or Claims against the Debtors and Disbursing Agent, any agreements or instruments issued under or relating to the Plan or any other documentation evidencing the terms of the Plan;

                    (viii) to hear and determine all controversies, suits and disputes, if any, as may arise with regard to Orders of this Bankruptcy Court in these Chapter 11 Cases;

                    (ix) to adjudicate all controversies concerning the classification of any Claim;

                    (x) to liquidate damages in connection with any disputed, contingent or unliquidated Claims;

                    (xi) to adjudicate all Claims to a security or ownership interest in any property of the Debtors or in any proceeds thereof and for adequate protection claimed by the holder of an Allowed Secured Claim or contracts made or undertaken by any of the Debtors during the pendency of the Chapter 11 Cases.

                    (xii) to determine all questions and disputes regarding recovery of and entitlement to the Assets and determine all Claims and disputes between or among the Debtors and any other entity, whether or not subject to an action pending as of the Confirmation Date;

                    (xiii) to adjudicate all Avoidance Actions and other Causes of Action whether or not such claim or controversy is raised or filed before or after the Confirmation Date;

                    (xiv) to determine issues and disputes concerning entitlement to distributions to be made under and pursuant to the Plan;

                    (xv) to enter any Order, including injunctions, necessary to enforce the title, rights and powers of the Debtors and to impose such limitations, restrictions, terms and conditions on such title, rights and powers as the Bankruptcy Court may deem necessary or appropriate;

                    (xvi) to determine such other matters as may be provided for in the Confirmation Order, or as may from time to time be authorized under the provisions of the Bankruptcy Code or any other applicable law;

                    (xvii) to make such orders as are necessary or appropriate to carry out the provisions of the Plan, including but not limited to orders interpreting, clarifying or enforcing the provisions thereof;

                    (xviii)   determination of matters under Sections 346, 505
             and 1146 of the Bankruptcy Code with respect to any tax, fine, penalty or addition to tax, including determinations regarding any tax liability arising in connection with the liquidation of assets of the estates pursuant to the Plan (including with respect to any request pursuant to Section 505(b) of the Bankruptcy Code for such period);

                    (xix) determination of compromises and settlements of Claims against the Debtors or the estates;

                    (xx) determination of all questions and disputes regarding title to the Assets of the Debtors or the estates; and

             (xxi)  to enter a final decree closing the Chapter 11 Cases.

                                 ARTICLE XIII

                      CERTAIN OBLIGATIONS OF THE DEBTORS

     13.1.  "Obligations for the Period Between the Confirmation Date and the
             ----------------------------------------------------------------
Effective Date"
--------------

     Between the Confirmation Date and the Effective Date, the Debtors shall, in addition to their other obligations hereunder or under the Bankruptcy Code:

                 (i) take such action and execute such documents as may be reasonably requested by the Disbursing Agent to consummate the liquidation of the remaining Assets and otherwise consummate the Plan;

                 (ii)   maintain insurance on all of their Assets;

                 (iii) to the extent not already transferred to Right Start, maintain all of their books, records and accounting systems in accordance with past practices;

                 (iv) not sell or dispose of any of their Assets, except as contemplated by the Plan; and

                 (v) turn over all Cash to the Disbursing Agent for investment pursuant to the terms of this Plan.

                                  ARTICLE XIV

                              GENERAL PROVISIONS

     14.1   "Modification of the Plan"
             ------------------------

            The Debtors reserve the right, in accordance with the Bankruptcy Code, to amend or modify the Plan before or after the Confirmation Date.

     14.2   "Notices"
             -------

            All notices, requests, elections or demands in connection with the Plan, including any change of address of any Claimant for the purposes of receiving distributions under the Plan, shall be in writing and shall be delivered personally or by telecopy, telex or other telegraphic means (confirmed by first class mail or express mail) or mailed by first class mail. Such notice shall be deemed to have been given when received or, if mailed by first class mail, seven (7) days after the date of mailing, or if express mailed, the next Business Day following the date of mailing and, if sent to:

             Disbursing Agent
             ----------------
             ACL Adjustments, Inc.
             165 Central Avenue
             Hasbrouck Heights, NJ 07604
             Attention:  Zany Brainy Disbursing Agent

             Counsel to the Debtors
             ----------------------
             Morgan Lewis & Bockius LLP
             1701 Market Street
             Philadelphia, PA 19103
             Attention:  Michael A. Bloom, Esquire

                       and

            Richards, Layton & Finger, P.A.
            One Rodney Square
            920 North King Street
            Wilmington, DE 19801
            Attention:  Mark D. Collins, Esquire

            Counsel to the Committee / Liquidating Committee
            ------------------------------------------------
            Traub, Bonacquist & Fox LLP
            655 Third Avenue
            New York, NY 10017
            Attention:  Michael S. Fox, Esquire

                       and

            Reed Smith, LLP
            1201 Market Street, Suite 1500
            Wilmington, DE 19801
            Attention:  Kurt Gwynn, Esquire

All notices, distributions, and requests to Claimants of any Class shall be sent to them at their last known address. Any Claimant of any Class may designate in writing any other address for purposes of this Section 14.2, which designation
                                               ------------
shall be effective upon receipt by the Disbursing Agent.

     14.3   "Limitation on Notice"
             --------------------

     The Debtors shall give the following notice with regard to the following matters, which notice shall be deemed to be good and sufficient notice of such matters, with no requirements for any additional or further notice:

            14.3.1   Notice of Entry of Confirmation Order

            Notice of the entry of the Confirmation Order shall be sufficient if
(a) mailed to all known holders of Claims (which have not become Disallowed Claims) and Interests, and (b) published at least one time in the national edition of The Wall Street Journal.

            14.3.2. Post-Confirmation Date Service List - Additional Persons Entitled to Notice

            Except as set forth in Section 14.2 hereof, from and after the
                                   ------------
Effective Date, Notices of Appearances and demands for service of process filed with the Bankruptcy Court prior to such date shall no longer be effective, and no further notices, other than Notice of Entry of the Confirmation Order, shall be required to be sent to such entities unless such entities file a new Notice of Appearance and demand for service of process dated subsequent to the Effective Date, which subsequent notice and demand must be filed with the Bankruptcy Court and served upon the Entities listed in Section 14.2 of the
                                                        ------------
Plan.

     14.4   "Headings"
             --------

     The headings used in the Plan are inserted for convenience only and neither constitute a portion of the Plan nor in any manner affect the provisions of the Plan.

     14.5   "Severability"
             ------------

     Should any provisions in the Plan be determined to be unenforceable, such determination shall in no way limit or affect the enforceability and operative effect of any and all other provisions of the Plan.

     14.6   "Governing Law"
             -------------

            Except to the extent that the Bankruptcy Code is applicable, the rights and obligations arising under the Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware.

     14.7   "Successors and Assigns"
             ----------------------

            The rights and obligations of any Person or Entity named or referred to in the Plan shall be binding upon, and shall inure to the benefit of, the successors and assigns of such entity.

     14.8   "Binding Effect"
             --------------

     The rights and obligations of any Person or Entity named or referred to in the Plan shall be binding upon, and shall inure to the benefit of, the successors, heirs, and permitted assigns of such entity.


Dated: January 17, 2002


                                            The Debtors


                                            By:  /s/ John Reilly
                                                 John Reilly
                                                 Chief Liquidating Officer


                                            The Committee


                                            By:  /s/ John Lee
                                                 John Lee
                                                 Committee Co-Chair